                                                                    Exhibit 10.7

                         WALTHAM WESTON CORPORATE CENTER

                                 201 JONES ROAD
                             WALTHAM, MASSACHUSETTS

                          LEASE DATED January 14, 2002


        THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the "Building") known as, and with an address at, 201 Jones Road, Waltham, Massachusetts.

        The parties to this Indenture of Lease hereby agree with each other as follows:


                                    ARTICLE I

                                 REFERENCE DATA

1.1     SUBJECTS REFERRED TO:

        Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this
        Article:

         LANDLORD:                            STONY BROOK ASSOCIATES LLC, a
                                              Delaware limited liability company

         LANDLORD'S ORIGINAL                  c/o Boston Properties Limited
         ADDRESS:                             Partnership
                                              111 Huntington Avenue, Suite 300
                                              Boston, Massachusetts 02199-7610

         LANDLORD'S CONSTRUCTION              Jeffrey J. Lowenberg
         REPRESENTATIVE:

         TENANT:                              OASIS SEMICONDUCTOR, INC., a
                                              Delaware corporation

         TENANT'S ORIGINAL                    128 Wheeler Road
         ADDRESS:                             Burlington, Massachusetts 01803

         TENANT'S CONSTRUCTION                William H. Wrean, Jr.
         REPRESENTATIVE:

         SCHEDULED TERM COMMENCEMENT DATE:    March 4, 2002
         COMMENCEMENT DATE:

         COMMENCEMENT DATE:                   As defined in Sections 2.4 and
                                              3.2.

         OUTSIDE COMPLETION DATE:             June 1, 2002

         TERM (SOMETIMES CALLED               Seventy-two (72) calendar months
         THE "ORIGINAL TERM"):                (plus the partial month, if any,
                                              immediately following the
                                              Commencement Date), unless
                                              extended or sooner terminated as
                                              provided in this Lease.

         EXTENSION OPTION:                    One (1) period of five (5) years
                                              as provided in and on the terms
                                              set forth in Section 8.20 hereof
                                              (sometimes called the "Extended
                                              Term").

         LEASE TERM:                          The total of the Original Term
                                              and, if elected, the Extended
                                              Term.

         THE SITE:                            That certain parcel of land known
                                              as and numbered 201 Jones Road,
                                              Waltham, Middlesex County,
                                              Massachusetts, being more
                                              particularly described in Exhibit
                                              A attached hereto.

         THE BUILDING:                        The Building known as and numbered
                                              201 Jones Road, Waltham,
                                              Massachusetts. The Building is
                                              appropriately labeled on Exhibit
                                              A-1 attached hereto and hereby
                                              made a part hereof.

         THE COMPLEX:                         The Building together with all
                                              parking areas, decks and
                                              structures and the Site.

         TENANT'S SPACE:                      A portion of the first (1st) floor
                                              of the Building in accordance with
                                              the floor plan annexed hereto as
                                              Exhibit D and incorporated herein
                                              by reference.

         NUMBER OF                            Twenty-nine (29)
         PARKING SPACES:

         ANNUAL FIXED RENT:                   (a) For the period commencing on
                                              the Commencement Date and ending
                                              on the last day of the
                                              twenty-fourth (24th) full calendar
                                              month of the Original Term of this
                                              Lease at the annual rate of
                                              $235,296.00 (being the product of
                                              (i) $32.00 and (ii) the "Rentable
                                              Floor Area of Tenant's Space"
                                              (hereinafter defined in this
                                              Section 1.1)).

                                              (b) For the period commencing on
                                              the first day of the twenty-fifth
                                              (25th) full calendar month of the
                                              Original Term of this Lease and
                                              ending on the last day of the
                                              forty-eighth (48th) full calendar
                                              month of the Original Term of this
                                              Lease at the annual rate of
                                              $246,325.50 (being the product of
                                              (i) $33.50 and (ii) the Rentable
                                              Floor Area of Tenant's Space).

                                              (c) For the period commencing on
                                              the first day of the forty-ninth
                                              (49th) full calendar month of the
                                              Original Term of this Lease and
                                              ending on the last day of the
                                              seventy-second (72nd) full
                                              calendar month of the Original
                                              Term of this Lease at the annual
                                              rate of $275,355.00 (being the
                                              product of (i) $35.00 and (ii) the
                                              Rentable Floor Area of Tenant's
                                              Space).

                                              (d) During the Extended Term (if
                                              exercised), as determined pursuant
                                              to Section 8.20.

         TENANT ELECTRICITY:                  Initially as provided in
                                              Section 2.5 subject to adjustment
                                              as provided in Section 2.8.

         ADDITIONAL RENT:                     All charges and other sums payable
                                              by Tenant as set forth in this
                                              Lease, in addition to Annual Fixed
                                              Rent.

         RENTABLE FLOOR AREA OF               7,353 square feet, determined
         TENANT'S SPACE                       in accordance with the measurement
         (SOMETIMES ALSO                      method described in Exhibit A-2
         CALLED RENTABLE FLOOR                attached hereto.
         AREA OF THE PREMISES):

         TOTAL RENTABLE FLOOR                 304,000 square feet.
         AREA OF THE BUILDING:

         PERMITTED USE:                       General office purposes, together
                                              with ancillary (i) laboratory use
                                              for developing, constructing and
                                              testing silicon chip boards and
                                              (ii) repackaging and shipping of
                                              semiconductor chips manufactured
                                              off-site (the "Ancillary Uses"),
                                              provided, however, that (x) such
                                              Ancillary Uses are permitted under
                                              the Zoning Ordinance for the City
                                              of Waltham as from time to time in
                                              effect and (y) no more than 500
                                              square feet of rentable floor area
                                              of the Premises are devoted
                                              thereto at any given time.

         INITIAL MINIMUM                      $3,000,000.00 combined single
         LIMITS OF TENANT'S                   limit per occurrence on a per
         COMMERCIAL GENERAL                   location basis.
         LIABILITY INSURANCE:

         BROKER:                              Trammell Crow Company

         SECURITY DEPOSIT:                    $78,432.00 (subject to reduction
                                              as provided in Section 8.21)

1.2     EXHIBITS. There are incorporated as part of this Lease:

         EXHIBIT A                            Description of Site

         EXHIBIT A-1                          Site Plan of Complex

         EXHIBIT A-2                          Measurement Method

         EXHIBIT B                            Plan of Landlord's Work

         EXHIBIT C                            Landlord's Services

         EXHIBIT D                            Floor Plan

         EXHIBIT E                            Form of Commencement Date
                                              Agreement

         EXHIBIT F                            Broker Determination

1.3     TABLE OF ARTICLES AND SECTIONS

        ARTICLE I-REFERENCE DATA

         1.1      Subjects Referred to

         1.2      Exhibits

         1.3      Table of Articles and Sections

         ARTICLE II-BUILDING, PREMISES, TERM AND RENT

         2.1      The Premises

         2.1.1    Relocation of Tenant's Space

         2.2      Rights To Use Common Facilities

         2.2.1    Tenant's Parking

         2.3      Landlord's Reservations

         2.4      Habendum

         2.5      Fixed Rent Payments

         2.6      Operating Expenses

         2.7      Real Estate Taxes

         2.8      Tenant Electricity

         ARTICLE III-CONDITION OF PREMISES; ALTERATIONS

         3.1      Substantial Completion

         3.2      Delays

         3.3      General Provisions Applicable to Construction

         3.4      Tenant Plan Excess Costs

         3.5      Alterations

        ARTICLE IV-LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

         4.1      Landlord's Covenants

         4.1.1    Services Furnished by Landlord

         4.1.2    Additional Services Available to Tenant

         4.1.3    Roof, Exterior Wall, Floor Slab and Common Facility Repairs

         4.1.4    Directory and Door Signs

         4.1.5    Compliance with Laws

         4.2      Interruptions and Delays in Services and Repairs, etc.

         4.3      Landlord's Insurance

         4.4      Landlord's Indemnity

         ARTICLE V-TENANT'S COVENANTS

         5.1      Payments

         5.2      Repair and Yield Up

         5.3      Use

         5.4      Obstructions; Items Visible From Exterior; Rules and Regulations

         5.5      Safety Appliances; Licenses

         5.6      Assignment; Sublease

         5.7      Indemnity; Insurance

         5.8      Personal Property at Tenant's Risk

         5.9      Right of Entry

         5.10     Floor Load; Prevention of Vibration and Noise

         5.11     Personal Property Taxes

         5.12     Compliance with Laws

         5.13     Payment of Litigation Expenses


         ARTICLE VI-CASUALTY AND TAKING

         6.0      Landlord's Restoration Estimate

         6.1      Damage Resulting from Casualty

         6.2      Uninsured Casualty

         6.3      Rights of Termination for Taking

         6.4      Award

         ARTICLE VII-DEFAULT

         7.1      Tenant's Default

         7.2      Landlord's Default

         ARTICLE VIII-MISCELLANEOUS PROVISIONS

         8.1      Extra Hazardous Use

         8.2      Waiver

         8.3      Cumulative Remedies

         8.4      Quiet Enjoyment

         8.5      Notice To Mortgagee and Ground Lessor

         8.6      Assignment of Rents

         8.7      Surrender

         8.8      Brokerage

         8.9      Invalidity of Particular Provisions

         8.10     Provisions Binding, Etc.

         8.11     Recording

         8.12     Notices

         8.13     When Lease Becomes Binding

         8.14     Section Headings

         8.15     Rights of Mortgagee

         8.16     Status Reports and Financial Statements

         8.17     Self-Help

         8.18     Holding Over

         8.19     Non-Subrogation

         8.20     Extension Option

         8.21     Security Deposit

         8.22     Late Payment

         8.23     Extension Option

         8.24     Security Deposit

         8.25     Late Payment

         8.26     Tenant's Payments

         8.27     Waiver of Trial by Jury

         8.28     Governing Law

         8.29     Indirect or Consequential Damages

                                   ARTICLE II

                        BUILDING, PREMISES, TERM AND RENT

2.1 THE PREMISES. Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, Tenant's Space in the Building excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms; electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building and if Tenant's Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor.

        Tenant's Space with such exclusions is hereinafter referred to as the "Premises". The term "Building" means the Building identified on the first page, and which is the subject of this Lease; the term "Site" means all, and also any part of the Land described in Exhibit A, plus any additions or reductions thereto resulting from the acquisition of adjacent property by Landlord or from the change of any abutting street line and all parking areas and structures. The term "Property" means the Building and the Site.

2.1.1 RELOCATION OF TENANT'S SPACE. (A) In the event that at any time during the Lease Term Landlord shall enter into a lease with a third party for premises within the Building consisting of at least 200,000 square feet of rentable floor area, Tenant shall at Landlord's request relocate from the Premises then demised to Tenant under this Lease (the "Original Premises") to other premises (the "Relocated Premises") within the Building and upon such relocation the Relocated Premises shall become the premises demised under this Lease and wherever the term "Premises" is used herein the same thereafter shall mean and refer to the Relocated Premises. The Relocated Premises shall be in an area of the Building as designated by Landlord, provided that a minimum of fifty percent (50%) of the window line of the Relocated Premises shall be on the south-facing elevation of the Building. Upon any such relocation contemplated by this subsection (A), Tenant shall enter into an amendment to this Lease confirming such relocation, but the failure to enter into such amendment shall not affect in any manner the relocation of the Premises demised under this Lease from the Original Premises to the Relocated Premises.

        (B) (i) In the event that at any time prior to January 1, 2003 Landlord shall enter into a lease with a third party for premises within the Building consisting of at least 250,000 square feet of rentable floor area, Landlord shall provide Tenant with no less than six (6) months' prior written notice ("Landlord's Relocation Notice") that Landlord intends to relocate Tenant from the Original Premises to other Class A premises (as determined in accordance with prevailing industry standards in the Boston West Suburban Market) consisting of no less than 7,000 and no more than 8,000 square feet of rentable floor area and having an exterior window line (the "New Premises") in any designated building owned by Landlord or its affiliates in the Town of Lexington or the City of Waltham, Massachusetts. Landlord's Relocation Notice shall specify an effective date for Tenant to be relocated to the New Premises (the "Effective Date"), which such date shall be no earlier than March 1, 2003. Tenant shall have the option, to be exercised within thirty (30) days after its receipt of Landlord's Relocation Notice to either (x) accept the New Premises or (y) terminate this Lease effective at any time, at Tenant's election, after Tenant's receipt of Landlord's Relocation Notice (provided, however, that (i) such effective date of termination (i) shall in no event be later than the Effective Date set forth in Landlord's Relocation Notice and (ii) shall not be prior to March 1, 2003 unless Tenant so chooses).

            (ii) If Tenant shall accept the New Premises, Tenant shall relocate from the Original Premises to the New Premises on or before the Effective Date specified in Landlord's Relocation Notice. Tenant shall enter into a new lease with the owner of the Building which the New Premises are located (the "New Lease"), which such lease shall be on all the terms and conditions set forth in this Lease (with such changes as are necessary to reflect the fact that the New Premises are located in a different Building); provided, however that the annual fixed rent for the New Premises shall be the lesser of (x) the prevailing market rent for premises in the building in which the New Premises are located (which such prevailing market rent shall be determined in the manner set forth in Exhibit F attached hereto) and (y) the Annual Fixed Rent then payable by Tenant under this Lease (it being understood and agreed that in the event that the applicable rental rate is determined pursuant to subsection (y) and the rentable floor area of the New Premises is greater than that of the Original Premises, Tenant shall only be required to pay rent for the New Premises based on the rentable floor area of the Original Premises). Upon the full execution of the New Lease and the commencement thereof, this Lease shall be terminated and of no further force and effect.

        If Tenant shall elect to terminate this Lease instead of accepting the New Premises, Landlord shall pay to Tenant on the Effective Date a termination fee equal to four (4) months of the Annual Fixed Rent at the rate then payable by Tenant under this Lease (the "Termination Payment"), which such payment shall be Landlord's sole obligation to Tenant in connection with the termination of this Lease. Tenant shall quit and vacate the Premises on or prior to the Effective Date and surrender the same to Landlord in the condition required by the applicable provisions of this Lease. Notwithstanding the payment by Landlord of the Termination Payment, Tenant shall remain liable to Landlord for all Annual Fixed Rent and Additional Rent accruing through the Effective Date.

        (A) In the event of a relocation pursuant to subsection (A) or (B) above, Landlord, at its sole cost and expense, shall place the Relocated Premises or the New Premises, as the case may be, into substantially equivalent condition to that in which the Original Premises were in prior to such relocation, and Landlord shall also reimburse Tenant for Tenant's out-of-pocket moving and relocation (phone, computer, etc. installation and change-over) expenses in so relocating to the Relocated Premises or the New Premises (including, in the case of New Premises, costs of stationary, business cards, promotional materials and similar business materials, if any, including Tenant's address), upon billing therefor from Tenant, which billing shall include reasonable evidence thereof in the form of paid invoices, receipts and the like. Tenant shall not be required to vacate the Original Premises and to relocate to the Relocated Premises or the New Premises until the Relocated Premises or the New Premises shall be substantially complete, subject to punch list items and items of long-lead time.

2.2 RIGHTS TO USE COMMON FACILITIES. Subject to Landlord's right to change or alter any of the following in Landlord's discretion as herein provided, Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given reasonable prior notice
        (a) the common lobbies, corridors, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor. Notwithstanding anything to the contrary herein, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises except as may be required by applicable law. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion.

2.2.1 TENANT'S PARKING. In addition, Tenant shall have the right to use in the parking area, without charge during the Original Term (except as set forth in Section 2.6 below), twenty-four (24) hours per day, seven (7) days per week, the Number of Parking Spaces

        (referred to in Section 1.1) for the parking of automobiles, in common with use by other tenants from time to time of the Complex, provided, however, that Landlord shall not be obligated to furnish stalls or spaces on the Site specifically designated for Tenant's use. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord and made known to Tenant with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Section 5.6 through Section 5.6.5. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, unless caused by the gross negligence or willful misconduct of Landlord, its agents, servants or employees, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.3 LANDLORD'S RESERVATIONS. Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Landlord shall provide Tenant with reasonable prior notice (except in event of an emergency) of any such installation, replacement or relocation affecting the Premises and shall use reasonable efforts to schedule the making thereof so as to minimize to the extent practicable, the interference with Tenant's business operations.

2.4 HABENDUM. Tenant shall have and hold the Premises for a period commencing on the earlier of (a) that date on which the Premises are ready for occupancy as in Section 3.1 provided, or (b) that date on which Tenant commences occupancy of any portion of the Premises for the Permitted Uses (as applicable, the "Commencement Date"), and continuing for the Lease Term unless sooner terminated as provided in Article VI or
        Article VII or unless extended as provided in Section 8.20.

        As soon as may be convenient after the date has been determined on which the Original Term commences as aforesaid, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit E, in which the date on which the Original Term commences as aforesaid and the Original Term of this Lease shall be stated. If Tenant fails to execute such Declaration, the Commencement Date and Original Term shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

2.5 FIXED RENT PAYMENTS. Tenant agrees to pay to Landlord, or as directed by Landlord, at the address specified in this Section 2.5, or at such other place as Landlord shall from time to time designate by not less than thirty (30) days advance written notice, (1) (a) on the Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent (sometimes hereinafter referred to as "fixed rent") and (b) on the Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of $.85 per annum for each square foot of Rentable Floor Area of Tenant's Space for tenant electricity subject to adjustment as provided in Section 2.8 and (2) on the first day of each and every calendar month during the Extended Term (if exercised), a sum equal to
        (a) one twelfth (1/12th) of the annual fixed rent as determined in
        Section 8.20 for the Extended Term plus (b) then applicable monthly electricity charges (subject to adjustment for electricity as provided in Section 2.8 hereof). Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Boston Properties Limited Partnership at P.O. Box 3557, Boston, Massachusetts 02241-3557, and all remittances received by Boston Properties Limited Partnership, as Agents as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

        Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Commencement Date is a day other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month.

        Additional Rent payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

        The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6 OPERATING EXPENSES. "Landlord's Operating Expenses" means the customary and reasonable costs of operation of the Building and the Site which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, the following: premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly installments of fixed rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than 12 months in the case of both fixed rent and Additional Rent and if there be any first mortgage of the Property, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons to the extent engaged in the operating, maintaining or cleaning of the Building or Site, water, sewer, electric, gas, oil and telephone charges (excluding utility charges separately chargeable to tenants for additional or special services); cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; payments under service contracts with independent contractors; management fees at reasonable rates consistent with the type of occupancy and the service rendered and comparable to management fees for similar buildings in the Waltham, Massachusetts area; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and the Site and properly chargeable against income, provided, however, there shall be included (a) depreciation for capital expenditures made by Landlord (i) to reduce Landlord's Operating Expenses if Landlord shall have reasonably determined that the annual reduction in Landlord's Operating Expenses shall exceed depreciation therefor or (ii) except as set forth in Section 4.1.5 below, to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public authorities which are now in force or hereafter become applicable to the Building or the Site; plus (b) in the case of both (i) and (ii) an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located; depreciation in the case of both (i) and (ii) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

        Notwithstanding anything to the contrary set forth in this Lease, Landlord's Operating Expenses shall not include: leasing commissions; rent concessions to other occupants of the Building or the Site; tenant improvement costs for other occupants of the Building or the Site; or capital expenditures except to the extent expressly provided above.

        "Operating Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Operating Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

        "Base Operating Expenses" shall mean Landlord's Operating Expenses for calendar year 2002 (that is the period beginning January 1, 2002 and ending December 31, 2002).

        "Base Operating Expenses Allocable to the Premises" shall mean the same proportion of Base Operating Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

        If with respect to any calendar year falling within the Lease Term, or fraction of a calendar year falling within the Lease Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises for a full calendar year exceed Base

        Operating Expenses Allocable to the Premises, or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises, then Tenant shall pay to Landlord, as Additional Rent, the amount of such excess. Such payments shall be made at the times and in the manner hereinafter provided in this Section
        2.6. (Base Operating Expenses Allocable to the Premises do not include the $.85 for tenant electricity to be paid by Tenant at the time of payment of Annual Fixed Rent and for which provision is made in Section
        2.5 hereof, separate provision being made in Section 2.8 of this Lease for adjustments to electricity costs.)

        Not later than one hundred and twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Expenses and Operating Expenses Allocable to the Premises. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as Additional Rent, and the amount of operating expenses remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this Section 2.6 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Lease Term has ended and Tenant has no further obligation to Landlord).

        In addition, Tenant shall make payments monthly on account of the excess of Operating Expenses Allocable to the Premises over Base Operating Expenses Allocable to the Premises anticipated for the then current year at the time and in the fashion herein provided for the payment of fixed rent. The amount to be paid to Landlord shall be an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant's share of such increases in operating expenses for each calendar year during the Lease Term, but in no event shall such monthly payments for estimated costs be more than one hundred five percent (105%) of the actual excess of Operating Expenses Allocable to the Premises over Base Operating Expenses Allocable to the Premises for the immediately preceding calendar year.

        Notwithstanding the foregoing provisions, no decrease in Landlord's Operating Expenses shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Buildings rather than to any other causes.

        In the event that on average less than ninety-five percent (95%) of the Rentable Floor Area of the Building is leased during any calendar year during the Lease Term (including, without limitation, calendar year 2002 for purposes of calculating Base Operating Expenses), Landlord's Operating Expenses for such calendar year shall be determined by Landlord to be an amount equal to the Landlord's Operating Expenses which would normally be expected to have been charged had ninety-five percent (95%) of the Rentable Floor Area of the Building been leased during such calendar year.

        Upon no less than five (5) business days prior notice to Landlord, Tenant, at Tenant's expense, may examine Landlord's books and records regarding such statement at any reasonable time specified by Landlord during Landlord's business hours at a place designated by Landlord, but Landlord need not retain such books or records for more than three (3) years after the close of the applicable calendar year. Tenant shall hold such books and records in confidence and not disclose the same to any other party, including, without limitation, any other tenant in the Building.

2.7 REAL ESTATE TAXES. If with respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord's Tax Expenses Allocable to the Premises as hereinafter defined for a full Tax Year exceed $4.00 per square foot of Rentable Floor Area of Tenant's Space, or for any such fraction of a Tax Year exceed the corresponding fraction of $4.00 per square foot of Rentable Floor Area of Tenant's Space, then Tenant shall pay to Landlord, as Additional Rent, the amount of such excess. Notwithstanding the foregoing, it is understood and agreed that Tenant shall not be responsible for any payments on account of Landlord's Tax Expenses Allocable to the Premises in excess of the $4.00 amount set forth above until January 1, 2004. Not later than ninety (90) days after Landlord's Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Lease Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and the Site and abatements and refunds of any taxes and assessments for the preceding year or any prior years. Reasonable expenditures for legal fees and for other expenses incurred in obtaining the tax refund or abatement may be charged against the tax refund or abatement before the adjustments are made for the Tax Year. Said statement to be rendered to Tenant shall also show for the preceding year or fraction thereof as the case may be the amounts of real estate taxes already paid by Tenant as Additional Rent, and the amount of real estate taxes remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of the foregoing statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.7 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the provisions of this Section 2.7 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the over-payment as aforesaid if the Lease Term has ended and Tenant has no further obligation to Landlord).

        In addition, payments by Tenant on account of increases in real estate taxes anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be an amount reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant's share of such increases, at least ten
        (10) days before the day on which such payments by Landlord would become delinquent.

        To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments. Landlord shall consider paying real estate taxes over the longest period of time permitted without the payment of any penalty or interest, to the extent such payment terms are deemed to be consistent with Landlord's customary financial management practices. Notwithstanding the foregoing provisions, no decrease in Landlord's Tax Expenses with respect to any Tax Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building or partial completion of the Building rather than to any other causes.

        Terms used herein are defined as follows:

               (i) "Tax Year" means the twelve-month period beginning July 1 each year during the Lease Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

               (ii) "Landlord's Tax Expenses Allocable to the Premises" shall mean the same proportion of Landlord's Tax Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of Tenant's Space bears to the Total Rentable Floor Area of the Building.

               (iii) "Landlord's Tax Expenses" with respect to any Tax Year means the aggregate real estate taxes on the Building and Site with respect to that Tax Year, reduced by any abatement or refund receipts with respect to that Tax Year.

               (iv) "Real estate taxes" means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any governmental authority on the Building or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Building and the Property (including without limitation, if applicable, the excise prescribed by Massachusetts General Laws Chapter 121A, Section 10 and amounts in excess thereof paid to the City of Waltham pursuant to agreement between Landlord and the City) and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, excise, gift, franchise, income, gross receipt, profit, succession, inheritance and transfer taxes; provided, however, that if at any time during the Lease Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term "real estate taxes" but only to the extent that the same would be payable if the Site and Buildings were the only property of Landlord.

2.8 TENANT ELECTRICITY. Tenant shall pay to Landlord, as Additional Rent, on or before the thirtieth (30th) day following receipt by Tenant of the statement referred to below in this Section 2.8, its equitable share of the cost of electricity furnished to tenants in the Building (but expressly excluding utility charges separately chargeable to other tenants). Tenant shall pay an initial base amount of $.85 per square foot of the Rentable Floor Area of Tenant's Space per year, as provided for in Section 2.5 hereof. The base amount so to be paid to Landlord shall be an amount from time to time reasonably estimated by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant's equitable share of electricity costs for each calendar year during the Term. If the Landlord shall reasonably determine that the cost of the electricity furnished to the Tenant at the Premises exceeds the amount being paid under Sections 2.5 and 2.8, then the Landlord may charge the Tenant for such excess and the Tenant shall promptly pay the same upon billing therefor.

        Not later than ninety (90) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Lease Term or fraction thereof at the end of the Lease Term, Landlord shall render Tenant a reasonably detailed accounting certified by a representative of Landlord showing for the preceding calendar year, or fraction thereof, as the case may be, the costs of furnishing electricity to tenants in the Building, net of payments received for utility charges separately chargeable to other tenants. Said statement to be rendered to Tenant (x) shall include copies of all relevant utility bills and (y) also shall show for the preceding year or fraction thereof, as the case may be, the amount already paid by Tenant on account of electricity, and the amount remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord, as Additional Rent, the balance of the amounts, if any, in excess of the monthly payments made by Tenant with respect to the preceding year or fraction thereof, or Landlord shall credit any overpayments made by Tenant with respect to the preceding year or fraction thereof against (i) monthly installments of electricity costs next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Lease Term has ended and Tenant has no further obligation to Landlord).

                                   ARTICLE III

                       CONDITION OF PREMISES; ALTERATIONS

3.1     SUBSTANTIAL COMPLETION.

        (A) Landlord shall perform, at Landlord's sole cost, the work shown on the plans (the "Plans") listed on Exhibit B annexed hereto ("Landlord's Work"); provided, however, that the Landlord shall have no responsibility for the installation or connection of Tenant's computer, telephone, other communication equipment, systems or wiring. To the extent that Tenant requests any additional items of work beyond those items described in Exhibit B and Exhibit B-1, Tenant shall be responsible for all costs associated therewith (such costs being hereinafter referred to as "Tenant Plan Excess Costs").

        (A) Subject to delays due to governmental regulation, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord's control or attributable to Tenant's action or inaction (collectively "Landlord's Force Majeure") Landlord shall use reasonable speed and diligence in the performance of Landlord's Work, but Tenant shall have no claim against Landlord for failure so to complete construction of Landlord's Work in the Premises, except for the right to terminate this Lease, without further liability to either party, in accordance with the provisions hereinafter specified in Section 3.2.

        The Premises shall be treated as having been substantially completed and be deemed ready for Tenant's occupancy on the later of:

        (a) The date on which Tenant has been notified in writing that Landlord's Work, together with common facilities for access and services to the Premises, has been completed (or would have been completed except for Tenant Delay) except for items of work and adjustment of equipment and fixtures which can be completed after occupancy has been taken without causing substantial interference with Tenant's use of the Premises (i.e. so-called "punch list" items) and immaterial items of work for which there is a long lead time in obtaining the materials therefor or which are specially or specifically manufactured, produced or milled for the work in or to the Premises and require additional time for receipt or installation ("long lead" items), or

        (b) The date when Tenant has been notified in writing that permission has been obtained from the applicable governmental authority, to the extent required by law, for occupancy by Tenant of the Premises for the Permitted Use.

        Landlord shall complete as soon as conditions practically permit all punch list and long-lead items, and Tenant shall cooperate with Landlord in providing access as may be required to complete such punch list and long-lead items in a normal manner. Landlord shall permit Tenant access for installing Tenant's trade fixtures and installing or connecting Tenant's computer, telephone, other communication equipment, systems or wiring in portions of the Premises prior to substantial completion when it can be done without material interference with remaining work or with the maintenance of harmonious labor relations. In the event of any dispute as to the date on which Landlord's Work has been completed as described in subsection 3.1(B)(a) above, the reasonable determination of Landlord's architect as to such date shall be deemed conclusive and binding on both Landlord and Tenant.

        Tenant agrees that no delay by it, or anyone employed by it, in performing work to prepare the Premises for occupancy (including, without limitation, the failure to timely pay Tenant Plan Excess Costs under Section 3.4 below and the work in installing Tenant's trade fixtures) (collectively a "Tenant Delay") shall delay commencement of the Original Term or the obligation to pay rent, regardless of the reason for such delay or whether or not it is within the control of Tenant or any such employee, and Landlord's Work shall be deemed completed as of the date when the same would have been substantially completed except for Tenant Delay, as determined by Landlord in the reasonable exercise of its good faith business judgment. Nothing contained in this paragraph shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease.

3.2     DELAYS.

        (A) Notwithstanding anything contained in this Lease to the contrary, if Landlord shall have failed to substantially complete the Landlord's Work in the Premises described in the Plans (excluding punch list items and long lead items) on or before the Scheduled Term Commencement Date set forth in Section 1.1 above (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of (i) Landlord's Force Majeure or (ii) any Tenant Delays, without limiting Landlord's other rights on account thereof), the Annual Fixed Rent and payments on account of Operating Expenses Allocable to the Premises and Landlord's Tax Expenses Allocable to the Premises shall be abated by one day for each day beyond the Scheduled Term Commencement Date (as so extended) that substantial completion is delayed.

        (A) If Landlord shall have failed substantially to complete Landlord's Work in the Premises described in the Plans on or before the Outside Completion Date as defined in Section 1.1 hereof (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Landlord's Force Majeure as defined in Section 3.1, but no longer than one hundred eighty (180) days) Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant's desire to do so before such completion and within the time period from the Outside Completion Date (as so extended) until the date which is thirty (30) days subsequent to the Outside Completion Date (as so extended); and, upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party (also specifically terminating Tenant's liability and obligation under that letter agreement with Landlord dated on or about November 26, 2001, with respect to indemnity for design work costs); and such right of termination shall be Tenant's sole and exclusive remedy for Landlord's failure so to complete Landlord's Work within such time. Each day of Tenant Delay shall be deemed conclusively to cause an equivalent day of delay by Landlord in substantially completing Landlord's Work pursuant to Section 3.1, and thereby automatically extend for each such equivalent day of delay the date of the Outside Completion Date.

3.3     GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

        All construction work required or permitted by this Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities ("Legal Requirements") and all requirements of insurers of the Building ("Insurance Requirements"). All of Tenant's work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in
        Section 1.1 or any person hereafter designated in substitution or addition by notice to the party relying. Except as otherwise provided in
        Article IV, any work required of Landlord pursuant to this Article III shall be deemed approved by Tenant when Tenant commences occupancy of the Premises for the Permitted Use, except for items which are then uncompleted (including punch list items and long lead items) and as to which Tenant shall have given Landlord notice prior to such date.

3.4 TENANT PLAN EXCESS COSTS. To the extent, if any, that there are Tenant Plan Excess Costs, Tenant shall pay Landlord, as Additional Rent, fifty percent (50%) of the Tenant Plan Excess Costs prior to the commencement of Landlord's Work, and Tenant shall reimburse Landlord, as Additional Rent, within ten (10) days after the billing therefor by Landlord, from time to time during the performance of Landlord's Work, on account of the reminder of the Tenant Plan Excess Costs an amount equal to the product of (i) the cost of Landlord's Work performed during the period described in such bill, multiplied by (ii) a fraction, the numerator of which is the amount of the remainder of the Tenant Plan Excess Costs and the denominator of which is the total estimated cost of Landlord's Work, with any remaining Tenant Plan Excess Costs being due upon the substantial completion of Landlord's Work.

3.5 ALTERATIONS. Tenant shall not make alterations and additions to Tenant's space except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. However, Landlord's determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are clearly visible outside the Premises shall be in Landlord's sole discretion. Without limiting such standard Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) in Landlord's opinion might adversely affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any area of the Building outside of the Premises, or (b) involve or affect the exterior design, size, height, or other exterior dimensions of the Building or
        (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or expiration or materially increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination or expiration without expense to Landlord, (d) enlarge the Rentable Floor Area of the Premises, or (e) are inconsistent, in Landlord's reasonable judgment, with alterations satisfying Landlord's reasonable standards for new alterations in the Building. Landlord's review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and Insurance Requirements nor deemed a waiver of Tenant's obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements. All alterations and additions shall be part of the Building unless Landlord shall specify, at the time approval of Tenant's plans is granted, that the same shall be removed pursuant to Section 5.2. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with construction or operation of the Buildings and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord's general contractor or by contractors or workmen first approved by Landlord. Except for work by Landlord's general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as Landlord may reasonably require, but in no event less than $2,000,000.00 combined single limit per occurrence on a per location basis (all such insurance to be written in companies approved by Landlord in its reasonable discretion and naming and insuring Landlord and Landlord's managing agent as additional insureds and insuring Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and immediately to discharge or bond over any such liens which may so attach. Tenant shall pay, as Additional Rent, 100% of any real estate taxes on the Complex during the Lease Term which shall, at any time after commencement of the Lease Term, result from any alteration, addition or improvement to the Premises made by Tenant.

                                   ARTICLE IV

                 LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS

4.1     LANDLORD COVENANTS:

4.1.1 SERVICES FURNISHED BY LANDLORD. To furnish services, utilities, facilities and supplies set forth in Exhibit C equal to those customarily provided by landlords in high quality buildings in the Boston West Suburban Market subject to escalation reimbursement in accordance with Section 2.6.

4.1.2 ADDITIONAL SERVICES AVAILABLE TO TENANT. To furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Boston West Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, the cost of any such additional Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the request of Tenant within thirty (30) days after being billed therefor.

4.1.3   ROOF, EXTERIOR WALL, FLOOR SLAB AND COMMON FACILITY REPAIRS. Except for
(a) normal and reasonable wear and use and (b) damage caused by fire and casualty and by eminent domain, and except as otherwise provided in Article VI and subject to the escalation provisions of Section 2.6, (i) to make such repairs to the roof, exterior walls, structural portions, foundations, floor slabs and common areas and facilities as may be necessary to keep them in serviceable condition and (ii) to maintain the Building (exclusive of Tenant's responsibilities under this Lease) in a first class manner comparable to the maintenance of similar properties in the Boston West Suburban Market.

4.1.4 DIRECTORY AND DOOR SIGNS. To provide and install, at Landlord's expense, letters or numerals in the Building directory in the main lobby and on the doors of the Premises to identify Tenant's official name; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on such signage.

4.1.5 COMPLIANCE WITH LAWS. Landlord at Landlord's expense, shall be responsible for the common areas of the Building complying on the Commencement Date and thereafter with applicable Legal Requirements (including, without limitation, the requirements of the Federal Americans With Disabilities Act (the "ADA") and the Massachusetts Architectural Access Board (the "MAAB")), in effect on the Commencement Date; provided, however, that notwithstanding the foregoing, Tenant at Tenant's expense, shall be responsible for (i) any additions, alterations or improvements performed by or at the request of Tenant or any assignee of subtenant of Tenant complying with applicable Legal Requirements (including, without limitation, the ADA and the requirements of the MAAB) and
(ii) compliance with applicable Legal Requirements (including, without limitation, the ADA and the requirements of the MAAB) required because of "Tenant's Specific Use of the Premises" (as defined below) or any such tenant improvements. The term "Tenant's Specific Use of the Premises" as used in this Lease shall not refer to the general office use of the Premises, but shall refer to the specific products and operations Tenant and any assignee and subtenant of Tenant use in the Premises and the manner in which Tenant and any assignee and subtenant of Tenant use such products and conduct such operations.

4.2 INTERRUPTIONS AND DELAYS IN SERVICES AND REPAIRS, ETC. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, including without limitation the causes set forth in Section 3.2 hereof as being reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

        Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

        In the event that the electrical, heating, ventilating, air conditioning, or all elevator service to the Premises shall be shut down for more than thirty (30) consecutive business days, and Tenant is reasonably unable to use the Premises for the conduct of its business operations on account of such failure, then Tenant shall be entitled to an abatement of Annual Fixed Rent and Additional Rent for Landlord's Operating Expenses and Landlord's Tax Expenses based on the portion of the Premises which Tenant is thus prevented from using. Notwithstanding anything herein contained to the contrary, in no event shall any of the events referred to in this Section give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

4.3 LANDLORD'S INSURANCE. Landlord shall carry at all times during the Lease Term (i) commercial general liability insurance with respect to the Building in an amount not less than $5,000,000.00 combined single limit per occurrence, (ii) insurance against loss or damage with respect to the Building covered by the so-called "all risk" type insurance coverage in an amount equal to at least the replacement value of the Building. Landlord may also maintain such other insurance as may from time to time be required by a mortgagee holding a mortgage lien on the Building. Further, Landlord may also maintain such insurance against loss of annual fixed rent and additional rent and such other risks and perils as Landlord deems proper. Any and all such insurance (i) may be maintained under a blanket policy affecting other properties of Landlord and/or its affiliated business organizations, (ii) may be written with deductibles as determined by Landlord and (iii) shall be subject to escalation reimbursement in accordance with Section 2.6.

4.4 LANDLORD'S INDEMNITY. Subject to the limitations of Section 8.4 hereof, to the maximum extent this agreement is effective according to law and to the extent not resulting from any act, omission, fault, negligence or misconduct of Tenant or its contractors, agents, licensees, invitees, servants or employees, Landlord agrees to indemnify and save harmless Tenant from and against any claim arising from any injury to any person occurring in the Premises, in the Building or on the Site after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the gross negligence of Landlord or Landlord's employees provided, however that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures or personal property of Tenant; and provided, further, that the provisions of this Section shall not be applicable (i) to the holder of any mortgage now or hereafter on the Site or the Building (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting, the Site and/or Building) or (ii) any person acquiring title as a result of, or subsequent to, a foreclosure of any such mortgage or a deed in lieu of foreclosure, except to the extent of liability insurance maintained by the foregoing.

                                    ARTICLE V

                               TENANT'S COVENANTS

        Tenant covenants during the Lease Term and such further time as Tenant occupies any part of the Premises:

5.1 PAYMENTS. To pay when due all fixed rent and Additional Rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit C) and, as further Additional Rent, all charges for additional services rendered pursuant to Section 4.1.2.

5.2     REPAIR AND YIELD UP. Except as otherwise provided in Article VI and
        Section 4.1.3 to keep the non-structural, interior portions of the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire or taking under the power of eminent domain only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises all construction, work, improvements, and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear and damage by casualty or taking only excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given pursuant to Section 3.5 hereof, the wiring for Tenant's computer, telephone and other communication systems and equipment and all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall not permit or commit any waste, and Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building, to the Site or to the other building caused by Tenant, Tenant's agents, contractors, employees, sublessees, licensees, concessionaires or invitees.

5.3 USE. Continuously from the commencement of the Lease Term to use and occupy the Premises for the Permitted Use only, and not to injure or deface the Premises, the Building, the Site or any other part of the Complex nor to permit in the Premises or on the Site any auction sale, vending machine, or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use and occupancy, or which is contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Further,
        (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate any substance which is now, or which at the time of such production or generation is hereafter, classified as a hazardous material, waste or substance (collectively "Hazardous Materials"), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively "Hazardous Materials Laws"), (ii) Tenant shall immediately notify Landlord of any incident known to Tenant in, on or about the Premises, or otherwise caused by Tenant in on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing. Notwithstanding anything to the contrary contained herein, in no event shall Tenant have any liability under this Lease with respect to Hazardous Materials generated or otherwise brought onto the Premises, Building, Complex or Site by anyone other than Tenant's employees, invitees, agents, independent contractors, contractors, assignees or subtenants.

        Subject to the limitations of Section 8.4 below, Landlord agrees to indemnify and save Tenant harmless from liability, loss and/or damage to persons or property and from any claims, actions proceedings and expenses in connection therewith resulting from the presence of Hazardous Materials in the Building or on the Site; provided, however, that (i) the foregoing indemnity shall not apply to Hazardous Materials which are in the Building or on the Site because of the action or inaction of any tenant or occupant in the Complex, including Tenant, or any employee, agent or contractor thereof and (ii) in no event shall the foregoing indemnity render Landlord liable for any loss or damage to Tenant's Property.

5.4 OBSTRUCTIONS; ITEMS VISIBLE FROM EXTERIOR; RULES AND REGULATIONS. Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the other building or of the Site used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such Rules and Regulations.

5.5 SAFETY APPLIANCES. To keep the Premises equipped with all safety appliances required by any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Use.

5.6 ASSIGNMENT; SUBLEASE. Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1 - 5.6.5 shall be void, ab initio; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof.

5.6.1 Notwithstanding the foregoing provisions of Section 5.6 above and the provisions of Section 5.6.2 below, BUT subject to the provisions of Sections 5.6.3, 5.6.4 and 5.6.5, below Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any parent or subsidiary corporation of Tenant or to any corporation into which Tenant may be converted or with which it may merge, provided that the entity to which this Lease is so assigned or which so sublets the Premises has a credit worthiness (e.g. assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) which is the same or better than the Tenant as of the date of this Lease. If any parent or subsidiary corporation of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent or subsidiary corporation, such cessation shall be considered an assignment or subletting requiring Landlord's consent.

5.6.1.1 Notwithstanding the provisions of Section 5.6 above, in the event Tenant desires to assign this Lease or to sublet the whole (but not part) of the Premises (no partial subletting being permitted other than as provided in Section 5.6.1), Tenant shall notify

        Landlord thereof in writing and Landlord shall have the right at its sole option, to be exercised within thirty (30) days after receipt of Tenant's notice, to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord's notice to Tenant; provided, however, that upon the termination date as set forth in Landlord's notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make payment of all Annual Fixed Rent and Additional Rent due (subject to adjustments as provided herein) from Tenant through the termination date. If Landlord notifies Tenant of Landlord's election to terminate this Lease pursuant to this Section 5.6.1.1, Tenant shall have the right, by notice to Landlord given within ten (10) days after receipt by Tenant of Landlord's notice of termination, to withdraw Tenant's request to assign this Lease or sublet the Premises, as the case may be, in which event Landlord's election to terminate shall be rendered null and void. In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section the provisions of Sections 5.6.2-5.6.5 shall be applicable. This Section 5.6.1.1 shall not be applicable to an assignment or sublease pursuant to Section 5.6.1.

5.6.2 Notwithstanding the provisions of Section 5.6 above, BUT subject to the provisions of this Section 5.6.2 and the provisions of Sections 5.6.3,
        5.6.4 and 5.6.5 below, in the event that Landlord shall not have exercised the termination right as set forth in Section 5.6.1.1, or shall have failed to give any or timely notice under Section 5.6.1.1, then for a period of one hundred twenty (120) days (i) after the receipt of Landlord's notice stating that Landlord does not elect the termination right, or (ii) after the expiration of the thirty (30) day period referred to in Section 5.6.1.1, in the event Landlord shall not give any or timely notice under Section 5.6.1.1 as the case may be, Tenant shall have the right to assign this Lease or sublet the whole (but not part) of the Premises in accordance with Tenant's notice to Landlord given as provided in Section 5.6.3 provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

                (a) the proposed assignee or subtenant is a tenant in the Building or elsewhere on the Site or is in active negotiation with Landlord for premises in the Building or elsewhere on the Site or is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency), or

                (b) the proposed assignee or subtenant does not possess adequate financial capability to perform the Tenant obligations as and when due or required, or

                (c) the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purpose for which the Premises may be used as stated in Section
                        1.1 hereof, or

                (d) the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be likely to increase Landlord's Operating Expenses beyond that which Landlord now incurs for use by Tenant; (ii) be likely to increase the burden on elevators or other Building systems or equipment over the burden prior to such proposed subletting or assignment; or (iii) violate or be likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

                (e) there shall be existing an Event of Default (defined in Section 7.1), or

                (f) any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates.

5.6.3 Tenant shall give Landlord notice of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 5.6.2, such information as to the proposed assignee's or proposed subtenant's net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in Section 5.6.2 above (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to
        Section 5.6.2, all other information necessary to make the determination referred to in Section 5.6.2 above and (e) in the case of a proposed assignment or subletting pursuant to Section 5.6.1 above, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.1. No partial subletting shall be permitted.

        If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease (the whole but not part of the Premises) or assign pursuant to Tenant's notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within ninety (90) days after the date of Landlord's consent, the consent shall be deemed null and void and the provisions of Section 5.6.1.1 shall be applicable.

5.6.4 In addition, in the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.1 hereof) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the "Assignment/Sublease Profits" (hereinafter defined), if any, shall be paid to Landlord. The "Assignment/Sublease Profits" shall be the excess, if any, of (a) the "Assignment/Sublease Net Revenues" as hereinafter defined over (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate proportions in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The "Assignment/Sublease Net Revenues" shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment PLUS all other profits and increases to be derived by Tenant as a result of such subletting or assignment, less the actual out-of-pocket costs of Tenant incurred in such subleasing or assignment (the definition of which shall include but not necessarily be limited to rent concessions, brokerage commissions and alteration allowances), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty
        (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment.

        All payments of the Assignment/Sublease Profits due Landlord shall be made within ten (10) business days of receipt of same by Tenant.

5.6.5   (A)    It shall be a condition of the validity of any assignment or subletting of right under Section 5.6.1 above, or consented to under Section 5.6.2 above, that both Tenant and the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee Tenant to be bound directly to Landlord for all the obligations of the Tenant hereunder, including, without limitation, the obligation (a) to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting pursuant to Section 5.6.1, such subtenant shall agree on a pro rata basis to be so bound) and (b) to comply with the provisions of Sections 5.6 through
               5.6.5 hereof. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several.
               Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the assignment or the assignee thereunder or the sublease or the subtenant thereunder, as the case may be, and at Landlord's option, upon the termination of the Lease, the assignment or sublease shall be terminated.

        (B) As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable out of pocket legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

        (C) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through
               5.6.5 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

        (D) The consent by Landlord to an assignment or subletting under any of the provisions of Sections 5.6.1 or 5.6.2 shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting.

        (E) On and after the occurrence, and during the continuance, of an "Event of Default" (defined in Section 7.1), Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits.

5.7 INDEMNITY; INSURANCE. (A) To defend with counsel first approved by Landlord (which approval shall not be unreasonably withheld or delayed), save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees) (i) arising from or claimed to have arisen from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or Tenant's contractors, licensees, invitees, agents, servants, independent contractors or employees or (b) any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease.

        (B) To maintain commercial general liability insurance or comprehensive general liability insurance written on an occurrence basis with a broad form comprehensive liability endorsement covering the Premises insuring Landlord and Landlord's managing agent (and such persons as are in privity of estate with Landlord and Landlord's managing agent as may be set out in notice from time to time) as additional insureds as well as Tenant with limits which shall, at the commencement of the Lease Term, be at least equal to those stated in
        Section 1.1 and from time to time after the Original Term shall be for such higher limits, if any, as are customarily carried in Greater Boston by similar tenants with respect to similar properties, and worker's compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and to deposit with Landlord on or before the Commencement Date and concurrent with all renewals thereof, certificates for such insurance, the certificate for the commercial or comprehensive general liability insurance bearing the endorsement that such policy will not be canceled until after thirty (30) days' written notice to Landlord. All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies qualified to do business, and in good standing, in the Commonwealth of Massachusetts and which have a rating of at least "A-" and are within a financial size category of not less than "Class VIII" in the most current Best's Key Rating Guide or such similar rating as may be reasonably selected by Landlord if such Guide is no longer published.

5.8 PERSONAL PROPERTY AT TENANT'S RISK. That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Site, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law or results from the gross negligence or willful misconduct of Landlord, its agents, employees, representatives or contractors. Further, Tenant, at Tenant's expense, shall maintain at all times during the Lease Term insurance against loss or damage covered by so-called "all risk" type insurance coverage with respect to Tenant's fixtures, equipment, goods, wares and merchandise, tenant improvements made by or paid for by Tenant, and other property of Tenant (collectively "Tenant's Property"). Such insurance shall be in an amount at least equal to the full replacement cost of Tenant's Property. Tenant shall maintain all of its equipment, furniture and furnishings in good order and repair, reasonable wear and tear excepted.

5.9 RIGHT OF ENTRY. To permit Landlord and its agents to examine the Premises at reasonable times, upon no less than twenty-four (24) hours' prior notice to Tenant (except in the event of an emergency) and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant's expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the eight (8) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times upon reasonable advance notice.

5.10 FLOOR LOAD; PREVENTION OF VIBRATION AND NOISE. Not to place a load upon the Premises exceeding an average rate of 70 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise.

5.11 PERSONAL PROPERTY TAXES. To pay promptly when due all taxes which may be imposed upon Tenant's Property in the Premises to whomever assessed.

5.12 COMPLIANCE WITH LAWS. To comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the specific use or occupancy of the Premises by Tenant, other than the specific obligations undertaken by Landlord in Section 4.1.5 of this Lease; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building unless the same are required by such Legal Requirements as a result of or in connection with Tenant's use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.12.

5.13 PAYMENT OF LITIGATION EXPENSES. As Additional Rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

                                   ARTICLE VI

                               CASUALTY AND TAKING

6.0 LANDLORD'S RESTORATION ESTIMATE. In case during the Lease Term the Building or the Site are damaged by fire or other casualty, Landlord shall within sixty (60) days after the occurrence thereof notify Tenant in writing of Landlord's reasonable estimate of the length of time necessary to repair or restore such fire or casualty damage from the time that repair work would commence ("Landlord's Restoration Estimate").

6.1 DAMAGE RESULTING FROM CASUALTY. In case during the Lease Term the Building or the Site are damaged aged by fire or casualty and if, according to Landlord's Restoration Estimate, such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred forty (240) days from the time that repair work would commence, either party may, at its election, terminate this Lease by notice given to the other party within thirty (30) days after the date of Landlord's Restoration Estimate, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

        In case during the last year of the Lease Term, the Premises are damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred fifty (150) days (and/or as to special work or work which requires long lead time then if such work cannot reasonably be expected to be repaired within such additional time as is reasonable under the circumstances given the nature of the work) from the time that repair work would commence, Tenant may, at its election, terminate this Lease by notice given to Landlord within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

        Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

        If the Building or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding Tenant's Property) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, Tenant's share of Operating Costs and Tenant's share of real estate taxes according to the nature and extent of the injury to the Premises shall be abated until the Premises shall have been put by Landlord substantially into such condition except for punch list items and long lead items. Notwithstanding anything herein contained to the contrary, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds.

        Unless such restoration is completed within ten (10) months from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to causes beyond Landlord's reasonable control (but in no event beyond fifteen
        (15) months from the date of the casualty or taking), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such ten (10) month (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant's notice, with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.2 UNINSURED CASUALTY. Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence, Landlord may, at its election, terminate the Lease Term by notice to the Tenant given within sixty (60) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3 RIGHTS OF TERMINATION FOR TAKING. If the entire Building, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant's purposes, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

        Further, if so much of the Building shall be so taken that continued operation of the Building would be uneconomic as a result of the taking, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord's desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

        Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant's Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.

        If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant's share of operating costs and Tenant's share of real estate taxes shall be abated for the remainder of the Lease Term.

6.4 AWARD. Except for Tenant's relocation and personal property expenses (each specifically so designated by the court or authority having jurisdiction over the matter), Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Buildings, the Complex and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority, and Tenant hereby grants, releases and assigns to Landlord all Tenant's rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time reasonably request, and if Tenant shall fail to execute and deliver the same within fifteen (15) days after notice from Landlord, Tenant hereby covenants and agrees that Landlord shall be irrevocably designated and appointed as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof which conform with the provisions hereof.

        Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant's usual trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation and moving expenses, provided that such action and any resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                   ARTICLE VII

                                     DEFAULT

7.1 TENANT'S DEFAULT. (a) If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an "Event of Default") shall occur:

                (i) Tenant shall fail to pay the fixed rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for ten (10) days after notice from Landlord thereof; or

                (ii) Landlord having rightfully given the notice specified in subdivision (a) above twice in any calendar year, Tenant shall thereafter in the same calendar year fail to pay the fixed rent, Additional Rent or other charges on or before the date on which the same become due and payable; or

                (iii) Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Sections 5.6 through 5.6.5 of this Lease; or

                (iv) Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

                (v) Tenant's leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

                (vi) Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

                (vii) A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days, or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

        (b) If this Lease shall have been terminated as provided in this Article, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

        (c) In the event that this Lease is terminated under any of the provisions contained in Section 7.1 (a), Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Lease Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

                Amounts received by Landlord after reletting shall first be applied against such Landlord's expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

        (d)     (i)     At any, time after such termination and whether or not
                Landlord shall have collected any damages as aforesaid, as liquidated final damages and in lieu of all other damages beyond the date of notice from Landlord to Tenant, at Landlord's election, Tenant shall pay to Landlord such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of the total rent and other benefits which would have accrued to Landlord under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above the then fair market rental value (in advance) of the Premises for the balance of the Lease Term all discounted to present value, less any amounts previously collected by Landlord as damages on account of unpaid rent.

        (d)     (ii)    For the purposes of this Article, if Landlord elects to
                require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant's share of excess taxes, Tenant's share of excess operating costs and Tenant's share of excess electrical costs would be, for the balance of the unexpired Lease Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

        (e) In case of any Event of Default, re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions, abatements or free rent to the extent that Landlord considers commercially advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers commercially advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of

                Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

        (f) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

        (g) In lieu of any other damages or indemnity and in lieu of the recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.1, Landlord may elect to collect from Tenant, by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in this
                Article VII and before full recovery under such foregoing provisions, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the sum of the Annual Fixed Rent and all Additional Rent payable for the twelve (12) months ended next prior to such termination plus the amount of Annual Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of such election plus any and all expenses which the Landlord may have incurred for and with respect of the collection of any of such rent, less the amount of any amounts previously recovered by Landlord on account of unpaid rent; provided, however, that if the number of months left in the Lease Term at the time of termination is less than twelve (12), then the first reference to twelve (12) in this subsection (g) shall be replaced with that number of months.

7.2 LANDLORD'S DEFAULT. Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder unless and until Landlord shall have failed to promptly perform such obligations, but in no event later than thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

                                  ARTICLE VIII

8.1 EXTRA HAZARDOUS USE. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of insurance on the Premises or on the Building above the standard rate applicable to premises being occupied for the use to which Tenant has agreed to devote the Premises; and Tenant further agrees that, in the event that Tenant shall do any of the foregoing, Tenant will promptly pay to Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as Additional Rent thereunder.

8.2 WAIVER. Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord's or Tenant's consent or approval to or of subsequent similar act by the other.

        No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

8.3 CUMULATIVE REMEDIES. Except as expressly provided in this Lease, the specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.4 QUIET ENJOYMENT. Tenant, so long as Tenant is not in default hereunder beyond the expiration of all applicable notice and cure periods, shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term (exclusive of any period during which Tenant is holding over after the expiration or termination of this Lease without the consent of Landlord), without hindrance or ejection by any persons lawfully claiming under Landlord to have title to the Premises superior to Tenant, subject, however, to the terms of this Lease; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors, including ground or master lessees, only with respect to breaches occurring during Landlord's or Landlord's successors' respective ownership of Landlord's interest hereunder, as the case may be.

        Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Building at the time owned, or in which Landlord holds an interest as ground lessee including any and all proceeds therefrom, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any beneficiary of any trust of which any person holding Landlord's interest is trustee, nor any member, manager, partner, director or stockholder, nor Landlord's managing agent, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any successor trustee to the persons named herein as Landlord, or any beneficiary of any trust of which any person holding Landlord's interest is trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord's managing agent to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Building. In no event shall Landlord ever be liable to Tenant for any indirect or consequential damages or loss of profits or the like. In the event that Landlord shall be determined to have acted unreasonably in withholding any consent or approval under this Lease, the sole recourse and remedy of Tenant in respect thereof shall be to specifically enforce Landlord's obligation to grant such consent or approval, and in no event shall the Landlord be responsible for any damages of whatever nature in respect of its failure to give such consent or approval nor shall the same otherwise affect the obligations of Tenant under this Lease or act as any termination of this Lease.

8.5     NOTICE TO MORTGAGEE AND GROUND LESSOR. After receiving at least thirty
        (30) days' prior written notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, at the name and address set forth in the notice from that holder of ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor promptly thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 8.5 or Section 8.15, the term "mortgage" includes a mortgage on a leasehold interest of Landlord (but not a mortgage on Tenant's leasehold interest).

8.6 ASSIGNMENT OF RENTS. With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

        (a) That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

        (b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor.

                In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord's obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord's obligations hereunder subject to the provisions of Section 8.4 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder and provided that Tenant agrees to attorn to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord's position shall have been assumed by such purchaser-lessor.

8.7 SURRENDER. No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Premises.

8.8 BROKERAGE. (A) Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof; and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers other than the Brokers, if any, designated in Section 1.1 hereof, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

        (B) Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the broker, person or firm, if any, designated in Section 1.1 hereof, and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the Brokers, if any, designated in Section 1.1 hereof, Landlord shall defend the claim against Tenant with counsel of Landlord's selection and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker for the Lease Term, if any, designated in Section 1.1 hereof.

8.9 INVALIDITY OF PARTICULAR PROVISIONS. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

8.10 PROVISIONS BINDING, ETC. The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

8.11 RECORDING. Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord's and Tenant's attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

8.12 NOTICES. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be sent by registered or certified mail postage prepaid, hand delivered (receipt acknowledged) or by recognized overnight delivery service:

        If intended for Landlord, addressed to Landlord at the Original Address set forth on the first page of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice given upon no less than thirty (30) days prior written notice), Attention: General Counsel.

        If intended for Tenant, addressed to Tenant at the Original Address set forth in Section 1.1 of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice given upon no less than thirty (30) days prior written notice).

        Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted.

        Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

        Any notice given by an attorney on behalf of Landlord or by Landlord's managing agent shall be considered as given by Landlord and shall be fully effective.

        Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

8.13 WHEN LEASE BECOMES BINDING. Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

8.14 SECTION HEADINGS. The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

8.15 RIGHTS OF MORTGAGEE. This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site or the Building, or both, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor provided that the holder of such mortgage agrees to recognize the rights of Tenant under this Lease (including the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant's obligations hereunder. In confirmation of such subordination and recognition, Tenant shall execute and deliver such instruments of subordination and recognition as such mortgagee may reasonably request within ten (10) business days after written request. Tenant hereby appoints such mortgagee (from time to time) as Tenant's attorney-in-fact to execute such subordination upon default of Tenant in complying with such mortgagee's (from time to time) request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

        If in connection with obtaining financing a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

8.16 STATUS REPORTS AND FINANCIAL STATEMENTS. Recognizing that Landlord may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, Tenant, on the request of Landlord made from time to time, but no more frequently than every six (6) months, will promptly furnish to Landlord, or any existing or potential holder of any mortgage encumbering the Premises, the Building, the Site and/or the Complex or any potential purchaser of the Premises, the Building, the Site and/or the Complex, (each an "Interested Party"), a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. In addition, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, financial statements of Tenant and any guarantor of Tenant's obligations under this Lease, as reasonably requested by Landlord in connection with a financing, refinancing, sale or other transfer of the Site or any portion thereof or interests therein, including, but not limited to financial statements for the past three (3) years. Any such status statement or financial statement delivered by Tenant pursuant to this
        Section 8.16 may be relied upon by any Interested Party. Landlord shall hold any non-public information provided by Tenant in such statements in the strictest confidence and shall only disclose the same to those parties who need to have access to the information in order to evaluate the transaction at issue, which such persons are also subject to an obligation of confidentiality, either by contract or by nature of their professional relationship with Landlord.

8.17 SELF-HELP. If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of two and one-half percentage points over the then prevailing prime rate in Boston as set by Fleet National Bank or its successor (but in no event greater than the maximum rate permitted by applicable law) and all costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

8.18 HOLDING OVER. Any holding over by Tenant after the expiration of the Lease Term shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 150% of the Annual Fixed Rent plus Additional Rent calculated (on a daily basis) at the highest rate payable under the terms of this Lease, or (y) the fair market rental value of the Premises, in each case for the period measured from the day on which Tenant's hold-over commences and terminating on the day on which Tenant vacates the Premises. In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant's hold-over in the Premises after the expiration or prior termination of the Lease Term. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

8.19 NON-SUBROGATION. Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder. In addition, this waiver of rights by Tenant shall apply to, and be for the benefit of, Landlord's managing agent.

8.20 EXTENSION OPTION. (A) On the conditions (which conditions Landlord may waive by written notice to Tenant) that at the time of exercise of the option to extend and at the commencement date of the extension option period (i) there exists no Event of Default (defined in Section 7.1),
        (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet the Premises (except for an assignment or subletting permitted without Landlord's consent under
        Section 5.6.1 hereof), Tenant shall have the right to extend the Lease Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option periods as hereinbelow set forth) for one (1) period of five (5) years as hereinafter set forth. Such option period is sometimes herein referred to as the "Extended Term". Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of any such option.

        (B) If Tenant desires to exercise said option to extend the Lease Term, then Tenant shall give notice (the "Exercise Notice") to Landlord, not earlier than twelve (12) months nor later than nine (9) months prior to the expiration of the Original Term of this Lease exercising such option to extend, which Exercise Notice shall state that Landlord has ten (10) business days to respond thereto. Within ten (10) business days after Landlord's receipt of the Exercise Notice, Landlord shall provide Landlord's quotation to Tenant of a proposed annual rent for the Extended Term ("Landlord's Rent Quotation"). If at the expiration of thirty (30) days after the date when Landlord provides such quotation to Tenant (the "Negotiation Period"), Landlord and Tenant have not reached agreement on a determination of an annual rental for the Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty
        (30) days following the expiration of the Negotiation Period, to make a request to Landlord for a broker determination (the "Broker Determination") of the Prevailing Market Rent (as defined in Exhibit F) for the Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit F. If Tenant timely shall have requested the Broker Determination, then the Annual Fixed Rent for the Extended Term shall be the greater of (a) the Prevailing Market Rent as determined by the Broker Determination or (b) the Annual Fixed Rent and payments on account of Operating Expenses Allocable to the Premises and Landlord's Tax Expenses Allocable to the Premises in effect during the last twelve
        (12) month period of the Lease Term immediately prior to the Extended Term. If Tenant does not timely request the Broker Determination, then Annual Fixed Rent during the Extended Term shall be equal to Landlord's Rent Quotation.

        (C) Upon the giving of the Exercise Notice by Tenant to Landlord exercising Tenant's option to extend the Lease Term in accordance with the provisions of subsection (B) above, then this Lease and the Lease Term hereof shall automatically be deemed extended, for the Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the relevant manner set forth in this
        Section 8.20; and in such event all references herein to the Lease Term or the Term of this Lease shall be construed as referring to the Original Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term. Notwithstanding anything contained herein to the contrary, in no event shall the Lease. Term be extended for more than five (5) years after the expiration of the Original Term hereof.

8.21 SECURITY DEPOSIT. (A) Concurrently with the execution of this Lease, Tenant shall pay to Landlord a security deposit in the amount specified in Section 1.1 above and Landlord shall hold the same, throughout the Term of this Lease (including the Extended Term, if applicable), unless sooner returned to Tenant as provided in this Section 8.21, as security for the performance by Tenant of all obligations on the part of Tenant to be performed under this Lease. Such deposit shall be in the form of an irrevocable, unconditional, negotiable letter of credit (the "Letter of Credit") in a form reasonably acceptable to Landlord and issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a corporate credit rating from Standard and Poor's Professional Rating Service of BBB- (or a comparable rating from Moody's Professional Rating Service), and which Letter of Credit shall permit one or more draws thereunder to be made accompanied only by certification by Landlord that pursuant to the terms of this Lease, Landlord is entitled to apply such Letter of Credit and the proceeds thereof to an Event of Default of Tenant under this Lease. Such Letter of Credit shall be for a term of two (2) years (or for one
        (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case be renewed by Tenant each year thereafter and each renewal shall be delivered to and received by Landlord not later than thirty
        (30) days before the expiration of the then current Letter of Credit (herein called a "Renewal Presentation Date"). In the event of a failure to so deliver such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant's security deposit, subject to the terms of this Section 8.21. Upon the occurrence of any Event of Default, Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw on all or any portion of such deposit held as a Letter of Credit and to apply the proceeds of such Letter of Credit or any cash held as such deposit, or any part thereof, to Landlord's damages arising from such Event of Default on the part of Tenant under the terms of this Lease. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deposit cash with Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 8.21. While Landlord holds any cash deposit Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord's other funds. Neither the holder of a mortgage nor the Landlord in a ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground lessor.

        (B)   (a)   Landlord shall exchange the Letter of Credit for a Letter of
        Credit delivered by Tenant that reduces the amount secured by Nineteen Thousand Six Hundred Eight and 00/100 Dollars ($19,608.00) so that the new Letter of Credit shall be in the amount of Fifty-Eight Thousand Eight Hundred Twenty-Four and 00/100 Dollars ($58,824.00) on the first day of the twenty-fifth (25th) month of the Lease Term if (i) Tenant is not then in default under the terms of this Lease without the benefit of notice or grace, and (ii) Landlord has not applied such deposit or any portion thereof to Landlord's damages arising from any default on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord.

              (b) Landlord shall exchange the Letter of Credit for a Letter of Credit delivered by Tenant that reduces the amount secured by an additional Nineteen Thousand Six Hundred Eight and 00/100 Dollars ($19,608.00) so that the new Letter of Credit shall be in the amount of Thirty-Nine Thousand Two Hundred Sixteen and 00/100 Dollars ($39,216.00) on the first day of the thirty-seventh (37th) month of the Lease Term if (i) Tenant is not then in default under the terms of this Lease without the benefit of notice or grace, and (ii) Landlord has not applied such deposit, or any portion thereof, to Landlord's damages arising from any default on the part of Tenant, whether or not Tenant has restored the amount so applied by Landlord.

              (c) Tenant not then being in default and having performed all of its obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 8.21, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

8.22 LATE PAYMENT. If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent on or before five
        (5) days after the date (the "Due Date") on which the same first becomes payable under this Lease, the amount of such payment or installment shall bear interest from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Fleet National Bank (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

8.23 TENANT'S PAYMENTS. Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within ten (10) business days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant's sole cost and expense. If Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within ninety (90) days after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute. In the event that Tenant shall seek Landlord's consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for all reasonable costs and expenses, including legal and architectural costs and expenses, incurred by Landlord in processing such request, whether or not such consent or approval shall be given.

8.24 WAIVER OF TRIAL BY JURY. To induce Landlord to enter into this Lease, Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant's use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

8.25 GOVERNING LAW. This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

8.26 INDIRECT OR CONSEQUENTIAL DAMAGES. In no event shall Landlord or Tenant ever be liable to the other party for any indirect or consequential damages suffered from whatever cause; provided that the foregoing shall not limit or alter any procedural right or remedy of Landlord under this Lease.

     EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed to be an original.

                                LANDLORD:

WITNESS                         STONY BROOK ASSOCIATES LLC, a
    /s/                         Delaware limited liability company
--------------------

                                By: Jones Road Development Associates LLC, a managing member

                                      By:   Boston Properties Limited
                                            Partnership, a managing member

                                            By:   Boston Properties, Inc., its
                                                  general partner

                                                  By:    /s/ Mike Cantalupa
                                                     ---------------------------
                                                  Name:  Mike Cantalupa
                                                       -------------------------
                                                  Title: SVP
                                                        ------------------------


                                TENANT:

                                OASIS SEMICONDUCTOR, INC.

                                            By:    /s/ John J. Koger
                                               ---------------------------------
                                            Name:  John J. Koger
                                                 -------------------------------
                                            Title: PRESIDENT
                                                  ------------------------------
                                            HERETO DULY AUTHORIZED


ATTEST:

       /s/ William H. Wrean, Jr.            By:    /s/ William H. Wrean, Jr.
-----------------------------------             --------------------------------
Name:  /s/ William H. Wrean, Jr.            Name:  William H. Wrean, Jr.
     ------------------------------               ------------------------------
Title: SECRETARY                            Title: TREASURER
      -----------------------------                -----------------------------
                                            HERETO DULY AUTHORIZED

                                            (CORPORATE SEAL)

                                    EXHIBIT A

                                    EXHIBIT A

Five parcels of land in Waltham and Weston, Middlesex County, Commonwealth of Massachusetts, of which Parcel I and Parcel II are shown on a plan entitled "Plan of Land in Waltham, Massachusetts, Prepared For Boston Properties," by Bradford Saivetz + Associates, Inc., Engineers and Architects, Scale 1" - 80", dated August 4, 1998, and recorded with Middlesex South Registry of Deeds as Plan #863 of 1998 in Book 28950, Page 76; being further described as follows:

PARCEL I:

The land in Waltham shown as "Parcel One" on said plan, and being further described as follows:

     Beginning at a stone bound on the northerly sideline of the land formerly of The Boston and Maine Railroad Central Mass. Div., now of the Massachusetts Bay Transportation Authority (MBTA) said bound being at the southeasterly corner of the herein described premises;

     thence running by a curve to the right having a radius of 1122.13 feet and an arc length of 253.63 feet;

     thence turning and running N 67 DEG. 04' 17" W by land now or formerly of Abigail Hemenway a distance of 97.00 feet to a point;

     thence turning and running S 15 DEG. 48' 39" W by land of said Hemenway a distance of 15.00 feet;

     thence running by said MBTA land by a curve to the right having a radius of 1122.13 feet and an arc length of 367.75 feet to a point;

     thence turning and running N 54 DEG. 43' 37" W by said MBTA land 162.84 feet to a point;

     thence running by said MBTA land by a curve to the left having a radius of 1183.68 feet and an arc length of 293.42 feet to a point on a stone wall;

     thence turning and running by said wall and by land now or formerly of the Robinson/Waltham Company the following eight courses:

     N 16 DEG. 49' 21" E, 62.97 feet;
     N 34 DEG. 45' 37" E, 18.58 feet to a drill hole;
     N 51 DEG. 21' 13" E, 11.21 feet;
     N 62 DEG. 49' 54" E, 28.58 feet;
     N 80 DEG. 23' 22" E, 13.70 feet;
     N 84 DEG. 13' 51" E, 77.28 feet to a drill hole;
     S 64 DEG. 16' 21" E, 43.21 feet to a drill hole;
     S 35 DEG. 57' 50" E, 26.95 feet.

     Thence turning and running by land now or formerly of Ethel V. Slawsby, land of Rob, Paul & James McGinty, Jones Road, and land of Greenwall Associates, S 69 DEG. 49' 03" E a distance of 877.27 feet to a point;

     thence turning and running by land now or formerly of Philip Pagliazzo and by said MBTA land S 09 DEG. 42' 43" E a distance of 203.18 feet to the point of beginning.

The above described parcel contains 5.25 acres, more or less, according to said plan.

Said Parcel I is also shown as three parcels known as "Lot 17A, 121,699 +/-S.F. (2.79 +/-AC.)," "Lot 17B, 85,950 +/-S.F. (1.97 +/-AC.)," and "Jones Road
Extension (Private) (50' Wide)" on a plan entitled "Lot Layout Plan I, Jones Road Extension, Waltham, Massachusetts, Issued for Definitive Subdivision Plan Approval, Drawing C-4 of 15," and prepared by Vanasse Hangen Brustlin, Inc., last dated revision August 12, 1998, which plan was recorded with Middlesex South Registry of Deeds as Plan #162 of 1999, in Book 29826, Page 353.

PARCEL II:

The land in Waltham and Weston shown as "Parcel Two" on said plan, and being further described as follows:

     Beginning at a stone bound at the southeasterly corner of the above-described Parcel One;

     thence running S 01 DEG. 22' 22" E a distance of 82.50 feet across land of the MBTA to a point on the southerly layout line of said MBTA land;

     thence running by a curve to the right having a radius of 1204.63 feet and an arc length of 374.70 feet to the true point of beginning.

     thence turning and running S 15 DEG. 48' 39" W a distance of 98.17 feet to a point;

     thence turning and running S 86 DEG. 00' 21" E a distance of 96.94 feet to a point;

     thence turning and running S 24 DEG. 00' 59" W, partly by a wall, 488.49 feet to a drill hole;

     thence turning and running by a wall S 33 DEG. 31' 30" W a distance of
     91.45 feet to a drill hole;

     thence turning and running by a wall N 51 DEG. 00' 53" W a distance of
     49.01 feet to a drill hole;

     thence turning and running by a wall N 57 DEG. 39' 25" W a distance of
     108.53 feet to a drill hole;

     thence turning and running by a wall N 53 DEG. 23' 23" W a distance of
     46.45 feet to a drill hole;

     thence turning and running by a wall N 34 DEG. 40' 17" W a distance of
     87.60 feet to a drill hole;

     thence turning and running by a wall N 68 DEG. 31' 10" W a distance of
     143.69 feet to a drill hole;

     thence turning and running S 60 DEG. 25' 39" W a distance of 70 feet more or less to a point in the centerline of Stony Brook;

     then turning and running by the centerline of Stony Brook, approximately 590+/- feet to a point on the northerly side of the land formerly of The Boston & Maine Railroad, Fitchburg Div., now of the Massachusetts Bay Transportation Authority (MBTA);

     thence running by said MBTA land, by a curve to the left having a radius of 1959.37 feet and an arc length of 42 feet, more or less, to a point of compound curvature;

     thence running by said MBTA land, by a curve to the left having a radius of 1923.21 feet and an arc length of 212.96 feet to a point;

     thence turning and running by said MBTA land N 53 DEG. 58' 14" W a distance of 272.68 feet to a point on the Town Line dividing the City of Waltham and Town of Weston;

     thence turning and running by said Town Line N 22 DEG. 22' 15" E a distance of 52.90 feet to a point;

     thence continuing by said Town Line N 22 DEG. 22' 16" E a distance of
     147.63 feet to a point on the southerly sideline of land now of the Massachusetts Bay Transportation Authority (MBTA) land, formerly of the Boston & Maine Railroad Central Mass. Division;

     thence running by said MBTA land by a curve to the right having a radius of 1101.18 feet and an arc length of 898.10 feet to a point;

     thence turning and running by said MBTA land S 54 DEG. 43' 37" E a distance of 162.84 feet to a point;

     thence running by said MBTA land by a curve to the left having a radius of 1204.63 feet and an arc length of 395.77 feet to the true point and place of beginning.

The above described premises contains 17.5+/- acres, according to said plan.

So much of said Parcel II as is located in Waltham is also shown as "Lot 1A, 760,126 +/-S.F. (17.5 +/-AC.)" on a plan entitled "Lot Layout Plan I, Jones Road Extension, Waltham, Massachusetts, Issued for Definitive Subdivision Plan Approval, Drawing C-4 of 15," and prepared by Vanasse Hangen Brustlin, Inc., last dated revision August 12, 1998, which plan was recorded with Middlesex South Registry of Deeds as Plan #162 of 1999, in Book 29826, Page 353.

PARCEL III:

A parcel of land in Weston shown as "Samuel Philip Miller" on a plan entitled "Plan of Lands in Waltham, Massachusetts" by Rowland H. Barnes & Co. - Civil Engineers, dated May 1952, and recorded as Plan No. 2231 of 1952 in Book 8010, Page 143.

     Said parcel is also shown on a Survey entitled "ALTA/ACSM Land Title Survey, Waltham/Weston Corporate Center, 50 Jones Road, Waltham, Massachusetts," prepared by Cubellis Saivetz Associates, Zero Campanelli Drive, Braintree, Mass., 02184, dated January 17, 2001, and bounded and described as follows:

     Beginning at a point on the northerly sideline of land formerly of the Boston & Maine Railroad, Fitchburg, Div., now of the Massachusetts Bay Transportation Authority (MBTA), at its intersection with the southerly sideline of land formerly of the Boston & Maine Railroad Central Mass. Div., now of the MBTA;

     thence running by said MBTA land by a curve to the right having a radius of 1101.18 feet and an arc length of 228.90 feet to a point intersecting said southerly line of said MBTA land and the approximate town line dividing the Town of Weston and the City of Waltham;

     thence turning and running S 22 DEG. 22' 16" W by Parcel Two a distance of
     147.63 feet to a point;

     thence turning and running N 67 DEG. 09' 45" W by said MBTA land, in part by a wall, a distance of 175.59 feet to the point-of beginning.

PARCEL IV:

A parcel of land in Weston being shown as lot "5A, 0.8 acres, Alfred Jones," on a plan entitled "Plan of Lands in Waltham, Massachusetts" by Rowland H. Barnes & Co. - Civil Engineers, dated May 1952, and recorded as Plan No. 2231 of 1952 in Book 8010, Page 143.

The above described parcel contains 0.8 acres, more or less, according to said plan.

     Said parcel is also shown on a Survey entitled "ALTA/ACSM Land Title Survey, Waltham/Weston Corporate Center, 50 Jones Road, Waltham, Massachusetts," prepared by Cubellis Saivetz Associates, Zero Campanelli Drive, Braintree, Mass., 02184, dated January 17, 2001, and bounded and described as follows:

     Beginning at the southeasterly corner of the herein described premises;

     thence running by land of the MBTA by a curve to the left having a radius of 1959.37 feet and an arc length of 519 feet, more or less, to a point in the centerline of the Stony Brook;

     thence turning and running by the centerline of the Stony Brook and by Parcel Two a distance of 590+/- feet, more or less, to a point;

     thence running by land now or formerly of the Massachusetts Broken Stone Company S 60 DEG. 25' 39" W a distance of 100+/-feet, more or less, to the point of beginning.

PARCEL V (EASEMENT PARCEL):

Crossing Easement from Massachusetts Bay Transportation Authority as recited in Easement Agreement dated February 11, 1999, recorded February 22, 1999, in Book 29826, Page 393, and shown on Easement Plan recorded as Plan #163 of 1999, in Book 29826, Page 392; also shown as "Crossing Easement A" over land in Waltham on a plan entitled "Lot Layout Plan I, Jones Road Extension, Waltham, Massachusetts, Issued for Definitive Subdivision Plan Approval, Drawing C-4 of 15," and prepared by Vanasse Hangen Brustlin, Inc., last dated revision August 12, 1998, which plan was recorded with Middlesex South Registry of Deeds as Plan #162 of 1999, in Book 29826, Page 353.

                                   EXHIBIT A-1

                                                                     EXHIBIT A-1

                                                            SITE PLAN OF COMPLEX

[GRAPHIC]

                                   EXHIBIT A-2

                                   EXHIBIT __
                               MEASUREMENT METHOD

The measurement method for the building at Waltham Weston Corporate Center shall be as follows:

The Total Rentable Area of the Building is calculated as the sum of the Rentable Area of Each Floor of the Building. The Rentable Area of Each Floor of the Building is calculated by multiplying the Net Usable Area of the floor by the Rentable Area Factor. The Rentable Area Factor for the building is calculated on a full building basis by dividing the Gross Floor Area of the Building by the Net Usable Floor Area of the Building.

The Gross Floor Area of the Building is the sum of the Gross Floor Areas of Each Floor of the Building. The Gross Floor Area of Each Floor of the Building is calculated on a full floor basis by measuring each floor from interior face of exterior glass including all core elements.

The Net Usable Floor Area of the Building is the sum of the Net Usable Floor Areas of Each Floor of the Building. The Net Usable Floor Area of Each Floor of the Building is calculated on a full floor basis by deducting from the Adjusted Gross Floor Area of Each Floor of the Building those building elements which are used in common with other tenants (or if the building is a single tenant building, those building elements which would be used in common if the building were a multi-tenant building) such as building lobby, cafeteria, fitness center, restrooms, elevator lobbies, mechanical and machine rooms, janitor closets, loading docks, egress corridors, etcetera.

Where floors are subdivided and require additional corridors, the total rentable area of the floor will remain constant and the floor area associated with the additional corridors on the floor will be prorated among the premises on the floor.

                                    EXHIBIT B

                                    EXHIBIT B

                         WALTHAM WESTON CORPORATE CENTER
                               OASIS SEMICONDUCTOR
                             PLAN OF LANDLORD'S WORK

Landlord will provide a turn-key buildout of Tenant's Premises substantially in accordance with the following scope definition and plan dated 12/14/01 attached hereto. The improvements will be constructed with the building standard materials described in Exhibit B-1 except as noted below.

2.      PARTITIONS

        a.      Ceiling high partitions will be provided for the following:

                1.    Four (4) offices - 120 SF
                2.    Three (3) offices - 130 SF
                3.    One (1) office - 178 SF
                4.    One (1) Large Conference Room - 350 SF
                5.    One (1) Small Conference Room - 160 SF
                6.    One (1) Small Conference Room - 140 SF
                7.    One (1) Storage Room - 90 SF
                8.    One (1) Resource Center - 220 SF
                9.    One (1) Copy Room - 150 SF
                10.   One (1) Pantry- 100 SF
                11.   One (1) Coat Closet - 20 SF

        b. Glass sidelights (18") at all office and conference room doors (11 each)

3. Acoustical tile ceiling WITH 2' X 4' OR 2' X 2' PARABOLIC LIGHTING AND WITH SPRINKLERS TO MEET CODE REQUIREMENTS FOR LIGHT HAZARD OCCUPANCY

4.      Electric

        c. One (1) duplex electrical outlet, one (1) double-duplex electrical outlet and one (1) telephone outlet per typical office, except all offices and conference rooms 150 SF and larger to have three (3) electric outlets and two (2) telephone outlets. Eight (8) duplex outlets per circuit.

        d. Power feeds to twenty-six (26) workstations, four (4) workstations per circuit.

        e. Tenant to provide data and telephone wiring to offices and workstations.

        f. Miscellaneous duplex outlets, as reasonably required, in all auxiliary space with the exception of the HVAC, electric, heat loads and ventilation requirements in excess of the criteria specified in Exhibit C Landlord Services.


Oasis Semiconductor - Exhibit B                                                1

5.      HVAC

        g. HVAC as provided in the preliminary Base Building Outline Specifications previously furnished.

        h.      Separate zone and exhaust fan for the conference rooms.

6.      Millwork

        i.      Base cabinets and wall cabinets in Pantry, 10 LF.

        j.      Shelf and rod in Coat Closet.

7.      Plumbing

        One (1) sink with waste and hot and cold water in Pantry. Sink and/or any plumbing required in Resource Center to be installed at Tenant's Cost.

8.      Floor Finishes

        k. Carpet throughout at allowance of $18/SY of installed area (including vinyl base at partitions).

        l. Vinyl composition tile in Storage Room, Resource Center, Pantry and Copy Room.

9.      Structural Reinforcement

        No additional structural requirements beyond that provided by Base Building Specifications are included in tenant improvements.

10.     Doors

        All doors will be solid core, wood doors, 3' x 8' and to be equipped with passage sets.

Oasis Semiconductor - Exhibit B                                                2

                                   EXHIBIT B-1

                         WALTHAM WESTON CORPORATE CENTER
                   BUILDING STANDARDS FOR TENANT IMPROVEMENTS

1.      FLOORING

        Carpet installed in Tenant spaces should meet or exceed 32 ounces per square foot.

2.      CEILING

        Ceilings shall be 2'0" x 2'0" reveal edge textured acoustic lay-in tile, Celotex LeBaron, or equal. Ceiling height will be 9'0" except in core areas.

3.      PARTITIONS
        m. Interior ceiling partitions (i.e. partitions within a single premises) will be 2 1/2" metals studs 24" on center with one layer of 5/8" gypsum board on each side. Partition will extend from floor to underside of acoustic tile ceiling.
        n. Demising partitions will be 2 1/2%" metal studs with two layers of 5/8" gypsum board on one side and one layer of 5/8" gypsum board on the other. Demising partitions will extend from floor to underside of structure above, subject to requirements of the building air conditioning system, and the partition will be filled with 3" compressed fiberglass sound insulation.
        o.      All partitions will have vinyl base 4" high.

4.      DOORS

        p. All doors within a single premises will be 3'0" x 8'0" solid core with stained grade, veneer faces, 1 3/4" thick and shall receive two coats of clear polyurethane finish. Door frames will be pressed metal. Hardware will include 2 pair of butts, one standard duty latch set and one door stop.
        q. The main entry to the Tenant's space shall consist of one entrance door and sidelight. This door will be 3'0" x 8'0", solid core with stained grade, veneer faces and shall receive two coats of clear polyurethane finish. Hardware will include two pair of butts, one lockset, and an exposed door closure. Each entrance will have a 1'0" glass sidelight.
        r. Glass sidelights - frames will be pressed metal, wood, or equal, with 18" single pane glazing.

5.      PAINTING AND WALL COVERING
        s. All wall surfaces shall receive two coats of eggshell finish latex paint. Color selection will be made from building standard samples with not more than one color per office. Accent colors may be used throughout the Premises.

        t. All door frames within a single premises shall receive two costs of semigloss enamel to be selected from building standard samples. All interior door frames shall receive two coats of clear polyurethane.

6.      WINDOWS AND SUN CONTROL

Oasis - Exhibit B-1(a)                                                         1

        u. All windows will have horizontal blinds in the building standard color.
        v. Any use of black out shades or partitions at the exterior of the Premises must be reviewed and approved by Landlord prior to installation.

7.      LIGHTING
        Lighting shall be 2' x 2' or 2' x 4', low-brightness three tube parabolic reflector fixtures.

8.      ELECTRICAL OUTLETS
        One duplex outlet shall be provided for each 150 square feet of rentable space.

9.      TELEPHONE OUTLETS
        One wall location prepared to receive a telephone outlet installation by Tenant's telephone company will be provided for each 200 square feet of rentable area, each to consist of plaster ring and cable pull string. Tenant may substitute floor locations for up to 15% of the number of allowed wall location, each floor location to consist of core drilling of the floor slab and firerated outlet box meeting code standards.

10.     DRINKING FOUNTAIN
        All floors will have a drinking foundation accessible to all tenants on the floor.

11.     FIRE PROTECTION
        Fire protection system to meet all applicable local, state and federal codes and regulations.

12.     HEATING AND AIR CONDITIONING
        A complete variable air volume (VAV) system shall be installed to serve all areas of the premises, including the installation of a medium pressure ring duct. The system shall be compatible with the main base building system. Space thermostats and separate zones will be provided for approximately each 50 lineal feet of building perimeter and approximately each 2,000 square feet of building interior. Any thermostats located at an exterior wall shall be insulated.

        Supply air shall be provided through ceiling mounted diffusers. Return air will be into a ceiling return air plenum through slots in the light fixtures or separate ceiling mounted grills as required.

Oasis Semiconductor - Exhibit B                                                2

                                    EXHIBIT C

                                    EXHIBIT C

                         WALTHAM WESTON CORPORATE CENTER
                             WALTHAM, MASSACHUSETTS

                                LANDLORD SERVICES

I.      CLEANING:

        Cleaning and janitor services as provided below:

        A.      OFFICE AREAS:

                DAILY: (Monday through Friday, inclusive, holidays excepted).

                1. Empty and clean all waste receptacles and ashtrays and remove waste material from the Premises; wash receptacles as necessary.

                2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.

                3.      Vacuum all rugs and carpeted areas.

                4. Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

                5.      Wash clean all water fountains and sanitize.

                6. Move and dust under all desk equipment and telephones and replace same (but not computer terminals, specialized equipment or other materials).

                7.      Wipe clean all chrome and other bright work.

                8.      Hand dust grill work within normal reach.

                9. Main doors to premises shall be locked and lights shut off upon completion of cleaning.

                WEEKLY:

                Dust coat racks and the like.

                QUARTERLY:

                1. Render high dusting not reached in daily cleaning to include:

                        a) dusting all pictures, frames, charts, graphs and similar wall hangings.

                        b) dusting of all vertical surfaces, such as walls, partitions, doors and door frames, etc.

                        c)      dusting all pipes, ducts and moldings.

                        d)      dusting of all vertical blinds.

                2.      Spray buff all resilient floors.

        B.      LAVATORIES:

                DAILY: (Monday through Friday, inclusive, holidays excepted)

                1.      Sweep and damp mop.

                2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

                3.      Wash both sides of all toilet seats.

                4.      Wash all basins, bowls and urinals.

                5.      Dust and clean all powder room fixtures.

                6. Empty and clean paper towel and sanitary disposal receptacles.

                7.      Remove waste paper and refuse.

                8. Refill tissue holders, soap dispensers, towel dispensers, sanitary dispensers; materials to be furnished by Landlord.

                MONTHLY:

                1.      Machine scrub lavatory floors.

                2.      Wash all partitions and tile walls in lavatories.

                3.      Dust all lighting fixtures and grills in lavatories.

        C.      MAIN LOBBIES, ELEVATORS, STAIRWELLS AND COMMON CORRIDORS:

                DAILY: (Monday through Friday, inclusive, holidays excepted).

                1. Sweep and damp mop all floors, empty and clean waste receptacles, dispose of waste.

                2. Clean elevators, wash or vacuum floors, wipe down walls and doors.

                3.      Spot clean any metal work inside lobbies.

                4. Spot clean any metal work surrounding building entrance doors.

                5.      Sweep all stairwells and dust handrails.

                MONTHLY:

                1. All resilient tile floors in public areas to be spray buffed.

        D.      WINDOW CLEANING:

                All exterior windows shall be washed on the inside and outside surfaces no less than two (2) times per year.

II.     HVAC:

        A. Heating, ventilating and air conditioning equipment will be provided with sufficient capacity to accommodate a maximum population density of one (1) person per one hundred fifty (150) square feet of rentable floor area served, and a combined lighting and standard electrical load of 4 watts per square foot of rentable floor area. In the event Tenant introduces into the Premises personnel or equipment which overloads the system's ability to adequately perform its proper functions, Landlord shall so notify Tenant in writing. If within fifteen (15) days Tenant has not modified its use so as not to cause such overload, Landlord may, if needed, provide supplemental systems at Tenant's expense.

                Operating criteria of the basic system are in accordance with the Massachusetts Energy Code and shall not be less than the following:

                i) Cooling season indoor conditions of not in excess of 78E Fahrenheit when outdoor conditions are 88E Fahrenheit drybulb and 74E Fahrenheit wetbulb.

                ii) Heating season minimum room temperature of 72E Fahrenheit when outdoor conditions are 1E Fahrenheit drybulb.

        B. Landlord shall provide heating, ventilating and air conditioning as normal seasonal charges may require during Normal Building Operating Hours (8:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m. on Saturdays, legal holidays in all cases excepted).

                If Tenant shall require air conditioning (during the air conditioning season) or heating or ventilating (during any season) outside Normal Building Operating Hours, Landlord shall use landlord's best efforts to furnish such services for the area or areas specified by written request of Tenant delivered to the Building Superintendent or the Landlord before 3:00 p.m. of the business day preceding the extra usage. For such services, Tenant shall pay Landlord, as additional rent, upon receipt of billing, a sum equal to the cost actually incurred by Landlord as reasonably calculated by Landlord's engineers, pro-rated if more than one tenant is requesting service.

III.    ELECTRICAL SERVICES:

        A. Landlord shall provide electric power for a combined load of 4.0 watts per square foot of useable area for lighting and for office machines through standard receptacles for the typical office space.

        B. Landlord, at its option, may require separate metering and direct billing to Tenant for the electric power required for any special equipment (such as computers and reproduction equipment) that requires either 3-phase electric power or any voltage other than 120, or for any other usage in excess of 3.5 watts per square foot.

        C. Landlord will furnish and install, at Tenant's expense, all replacement lighting tubes, lamps and ballasts required by Tenant. Landlord will clean lighting fixtures on a regularly scheduled basis at Tenant's expense.

IV.     ELEVATORS:

        Provide passenger elevator service.

V.      WATER:

        Provide hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes.

VI.     BUILDIING DIRECTORY:

        Provide a building directory.

VII.    CARD ACCESS SYSTEM:

        Landlord will provide a card access system at one entry door of the building. Tenant may, at its sole cost and expense, install a security system for its premises provided that such installation does not interfere with Landlord's security system.

VIII.   NON-SMOKING BUILDING:

        The building shall be a non-smoking building, and Landlord shall use reasonable efforts to discourage smoking at the front entrance to the building.

                                    EXHIBIT D

                                                                   EXHIBIT D
                                                                   FLOOR PLAN

[GRAPHIC]

                                    EXHIBIT E

                                    EXHIBIT E

               DECLARATION AFFIXING THE COMMENCEMENT DATE OF LEASE

THIS AGREEMENT made this______ day of ______, 200_, by and between STONY BROOK ASSOCIATES LLC (hereinafter "Landlord") and OASIS SEMICONDUCTOR, INC. (hereinafter "Tenant").

                                WITNESSETH THAT:

        1. This Agreement is made pursuant to Section 2.4 of that certain Lease dated __________, 2001 between the parties aforenamed as Landlord and Tenant (the "Lease").

        2. It is hereby stipulated that the Lease Term commenced on ______, (being the "Commencement Date" under the Lease), and shall end and expire on _______, unless sooner terminated or extended, as provided for in the Lease.

        WITNESS the execution hereof under seal by persons hereunto duly authorized, the date first above written.

                                  LANDLORD:

                                  STONY BROOK ASSOCIATES LLC

                                  By: Jones Road Development Associates LLC, a
                                      managing member

                                      By: Boston Properties Limited Partnership,
                                          a managing member

                                          By:  Boston Properties, Inc., its
                                               general partner

                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                                  TENANT:

                                  OASIS SEMICONDUCTOR, INC.

                                  By:
                                     ----------------------------
                                  Name:
                                       --------------------------
                                  Title:
                                        -------------------------

                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK                                     ____________________, 200_

        Then personally appeared before me the above-named ___________, as ____________ of Stony Brook Associates LLC as aforesaid, who acknowledged the foregoing instrument to be his free act and deed as such officer and the free act and deed of said limited liability company.


                                         ---------------------------
                                         NOTARY PUBLIC
                                         My Commission Expires:

                          COMMONWEALTH OF MASSACHUSETTS

COUNTY OF ________________                            ____________________, 200_

        Then personally appeared before me the above-named _____________, as ___________ of Oasis Semiconductor, Inc. as aforesaid, who acknowledged the foregoing instrument to be his/her free act and deed as such officer and the free act and deed of said corporation.


                                         ---------------------------
                                         NOTARY PUBLIC
                                         My Commission Expires:

                                    EXHIBIT F